UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	October 31, 2006

HOMEBANC CORP.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia		30319
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, including area code:	(404) 459-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 31, 2006, HomeBanc Corp. (“HomeBanc”) and HomeBanc Mortgage Corporation (“HBMC”) entered into the Master Repurchase Agreement dated as of October 31, 2006 (the “Warehouse Repurchase Agreement”) between JPMorgan Chase Bank, N.A. (“JPMorgan”), as the Administrative Agent for the Various Buyers from time to time; the Various Buyers who are parties thereto (“Buyers”); HomeBanc; HBMC; KeyBank National Association, as Syndication Agent; Commerzbank Aktiengesellschaft New York Branch and Grand Cayman Branch, BNP Paribas and US Bank National Association, as Documentation Agents; and J.P. Morgan Securities Inc. as Sole Bookrunner and Sole Lead Arranger. HBMC is a wholly-owned subsidiary of HomeBanc. Concurrently with the execution of the Warehouse Repurchase Agreement, the parties to the Warehouse Repurchase Agreement entered into an Administration Agreement dated as of October 31, 2006 (the “Administration Agreement”). The Warehouse Repurchase Agreement and the Administration Agreement together replace the 8/05 Amended and Restated Senior Secured Credit Agreement, dated as of August 1, 2005, by and among HomeBanc Corp., HomeBanc Mortgage Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and Lender, and the other Lender parties thereto, which expired in accordance with its terms on October 31, 2006.

The Warehouse Repurchase Agreement provides for a $500 million committed facility under which HomeBanc and HBMC may, from time to time, sell to the Buyers mortgage loans originated by HBMC, with a corresponding agreement from HomeBanc and HBMC to repurchase such loans at a price equal to the original sales price plus a pricing spread which is calculated much like interest on a loan. The pricing spread for all borrowings is based on the interest rates available to lenders in the interbank market in London (LIBOR) plus a spread ranging from 1.000% to 1.50% per annum depending on the type of collateral or mortgage loan that supports the particular repurchase. Repurchases under the Warehouse Repurchase Agreement are subject to sub-limits (including sub-limits on loan types and the availability of financing for loans repurchased as a result of breaches of their representations and warranties, among other items), advance rates and terms that vary depending on the type of mortgage loans securing the repurchases. Outstanding mortgage loans must be repurchased on the date agreed upon by JPMorgan, as Administrative Agent, and HomeBanc or HBMC, as applicable, and on the termination date of the Warehouse Repurchase Agreement, which is October 30, 2007. HomeBanc and HBMC have the option, subject to receipt of commitments from existing buyers or new buyers who become parties to the Warehouse Repurchase Agreement, to increase the aggregate commitment level to $750 million.

Each of HomeBanc and HBMC can enter into repurchase transactions under the Warehouse Repurchase Agreement. In the event of a decrease in the market value of the mortgage loans sold to the Buyers such that the purchase price paid to us exceeds the then current market value of the mortgage loans, HomeBanc and HBMC are required to transfer an additional amount of cash or eligible mortgage loans in an amount equal to the amount of the decrease in market value of such loans.

The Warehouse Repurchase Agreement contains certain financial covenants which require HomeBanc to:

•

maintain minimum adjusted tangible net worth for HomeBanc of not less than $310 million plus an amount equal to 85% of the net proceeds from future equity and Qualified Subordinated Debt offerings. HBMC shall at all times maintain an adjusted tangible net worth, of at least $10,000,000.

•	maintain a ratio of total recourse liabilities to adjusted tangible net worth for HomeBanc of no greater than 11 to 1;
•	maintain a maximum ratio of total adjusted liabilities to adjusted tangible net worth no greater than 25 to 1;
•

maintain liquidity (on a consolidated basis) at all times having (a) unencumbered cash and cash equivalents and (b) available borrowing capacity on unencumbered assets under committed warehouse and repurchase facilities equal to not less than $35,000,000; and

•

not permit more than 5% of the aggregate outstanding principal balance of its servicing portfolio of Mortgage Loans owned by HomeBanc or its Affiliates to be in payment default or other material default for thirty (30) days or more.

The Warehouse Repurchase Agreement also contains covenants limiting the ability of HomeBanc and its subsidiaries to:

•	make any material change in the nature of its business as carried on at the date hereof unless JPMorgan consents otherwise in writing;

•	consolidate or merge with another entity, or sell all or substantially all of the assets of HomeBanc or HBMC;
•	pay dividends or distributions to shareholders following the occurrence and during the continuation of an event of default;

•	grant liens on the loans subject to repurchase transactions under the Warehouse Repurchase Agreement;

•	enter into certain guarantees;

•	enter into transactions with affiliates other than in the ordinary course of business and on arm’s length terms; and

•	incur additional future indebtedness under new facilities other than:

•	indebtedness under the Warehouse Repurchase Agreement or any other warehousing, repurchasing or mortgage-related financing agreement used to finance loans originated by HBMC;
•	specified existing indebteness;
•	qualified subordinated indebtedness;
•	indebtedness secured by certain types of mortgage-backed securities;
•	indebtedness supporting trust preferred stock, provided that such indebtedness does not exceed 75% of adjusted tangible net worth;
•	additional indebtedness not to exceed $20 million in the aggregate;
•	up to $200 million of debt securities convertible into HomeBanc common stock; and
•	accounts payable incurred in the ordinary course of business.

Copies of the Warehouse Repurchase Agreement and the Administration Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On October 31, 2006, HomeBanc and HBMC entered into the Warehouse Repurchase Agreement described in Item 1.01 of this Current Report. The information contained in Item 1.01 of this Current Report is incorporated herein by this reference.

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits.

10.1

Master Repurchase Agreement dated as of October 31, 2006 between JPMorgan Chase Bank, N.A. (“JPMorgan”), as the Administrative Agent for the Various Buyers from time to time; the Various Buyers who are parties thereto; HomeBanc Corp.; HomeBanc Mortgage Corporation; KeyBank National Association, as Syndication Agent; Commerzbank Aktiengesellschaft New York Branch and Grand Cayman Branch, BNP Paribas and US Bank National Association, as Documentation Agents; and J.P. Morgan Securities Inc. as Sole Bookrunner and Sole Lead Arranger

10.2

Administration Agreement dated as of October 31, 2006 between JPMorgan Chase Bank, N.A., as the Administrative Agent for the Various Buyers from time to time; the Various Buyers who are parties thereto; HomeBanc Corp.; and HomeBanc Mortgage Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 3, 2006

HOMEBANC CORP.

		By:	/s/ ALANA L. GRIFFIN
		Name:	Alana L. Griffin
		Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

Master Repurchase Agreement dated as of October 31, 2006 between JPMorgan Chase Bank, N.A. (“JPMorgan”), as the Administrative Agent for the Various Buyers from time to time; the Various Buyers who are parties thereto; HomeBanc Corp.; HomeBanc Mortgage Corporation; KeyBank National Association, as Syndication Agent; Commerzbank Aktiengesellschaft New York Branch and Grand Cayman Branch, BNP Paribas and US Bank National Association, as Documentation Agents; and J.P. Morgan Securities Inc. as Sole Bookrunner and Sole Lead Arranger

10.2

Administration Agreement dated as of October 31, 2006 between JPMorgan Chase Bank, N.A., as the Administrative Agent for the Various Buyers from time to time; the Various Buyers who are parties thereto; HomeBanc Corp.; and HomeBanc Mortgage Corporation.